FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 SKYLANE DRIVE

CARROLLTON TEXAS 75006

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

On January 3, 2019 Actus Fund entered into a convertible promissory note for $125,000. The interest rate is 12% and is convertible at a 35% discount to market. The note is due on October 3, 2019. On January 24, 2019 JSJ Investments entered a convertible promissory note for 81,750.00. This note has an interest rate of 12% per annum. The note matures on January 24, 2020. The note has a discount rate of 35% to market. On February 22, 2019 PowerUp Lending Group Ltd entered into a convertible promissory note for $110,250.00. The note matures on February 22, 2020. This note is convertible at 35% discount to market.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

June 18, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel, CEO

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